Exhibit 99.1

Enveric Biosciences Announces Pricing of $5 Million Public Offering

CAMBRIDGE, Mass., January 30, 2025 – Enveric Biosciences, Inc. (NASDAQ: ENVB) (“Enveric” or the “Company”), a biotechnology company dedicated to the development of novel neuroplastogenic small-molecule therapeutics for the treatment of anxiety, depression, and addiction disorders, today announced the pricing of a public offering of an aggregate of 1,666,666 shares of its common stock (or common stock equivalents in lieu thereof), Series A warrants to purchase up to 1,666,666 shares of common stock and Series B warrants to purchase up to 1,666,666 shares of common stock, at a combined public offering price of $3.00 per share (or per common stock equivalent in lieu thereof) and accompanying warrants. The warrants will have an exercise price of $3.00 per share and will be exercisable immediately. The Series A warrants will expire five years from the date of issuance and the Series B warrants will expire eighteen months from the date of issuance. The closing of the offering is expected to occur on or about February 3, 2025, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The gross proceeds from the offering, before deducting the placement agent’s fees and other offering expenses payable by the Company, are expected to be approximately $5 million. The Company intends to use the net proceeds from this offering for product development, working capital and general corporate purposes.

The securities described above are being offered pursuant to a registration statement on Form S-1 (File No. 333-284277), which was declared effective by the Securities and Exchange Commission (the “SEC”) on January 30, 2025. The offering is being made only by means of a prospectus forming part of the effective registration statement relating to the offering. A preliminary prospectus relating to the offering has been filed with the SEC. Electronic copies of the final prospectus, when available, may be obtained on the SEC’s website at http://www.sec.gov and may also be obtained by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Enveric Biosciences

Enveric Biosciences (NASDAQ: ENVB) is a biotechnology company dedicated to the development of novel neuroplastogenic small-molecule therapeutics for the treatment of depression, anxiety, and addiction disorders. Leveraging its unique discovery and development platform, the Psybrary™, which houses proprietary information on the use and development of existing and novel molecules for specific mental health indications, Enveric seeks to develop a robust intellectual property portfolio of novel drug candidates.. Enveric’s lead molecule, EB-003, is a potential first-in-class neuroplastogen designed to promote neuroplasticity, without inducing hallucinations, in patients suffering from difficult-to-address mental health disorders. Enveric is focused on advancing EB-003 towards clinical trials for the treatment of neuropsychiatric disorders while out-licensing all other novel, patented Psybrary™ drug candidates to third-party licensees advancing non-competitive market strategies for patient care. Enveric is headquartered in Naples, FL with offices in Cambridge, MA and Calgary, AB Canada. For more information, please visit www.enveric.com.

Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information within the meaning of applicable securities laws. These statements relate to future events or future performance. All statements other than statements of historical fact may be forward-looking statements or information. Generally, forward-looking statements and information may be identified by the use of forward-looking terminology such as “plans,” “expects” or “does not expect,” “proposes,” “budgets,” “explores,” “schedules,” “seeks,” “estimates,” “forecasts,” “intends,” “anticipates” or “does not anticipate,” or “believes,” or variations of such words and phrases, or by the use of words or phrases which state that certain actions, events or results may, could, should, would, or might occur or be achieved. Forward-looking statements may include statements regarding beliefs, plans, expectations, or intentions regarding the future and are based on the beliefs of management as well as assumptions made by and information currently available to management, including, but not limited to, statements regarding the completion of the offering, the satisfaction of customary closing conditions related to the offering and the anticipated use of proceeds therefrom. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, the ability of Enveric to: successfully outlicense patented Psybrary™ drug candidates to third-party licensees; negotiate and finalize definitive agreements based on any of its out-licensing term sheets and for licensees to perform pursuant to the terms thereof; finalize and submit its IND filing to the U.S. Food and Drug Administration; carry out successful clinical programs; achieve the value creation contemplated by technical developments; avoid delays in planned clinical trials; establish that potential products are efficacious or safe in preclinical or clinical trials; establish or maintain collaborations for the development of therapeutic candidates; obtain appropriate or necessary governmental approvals to market potential products; obtain future funding for product development and working capital on commercially reasonable terms; scale-up manufacture of product candidates; respond to changes in the size and nature of competitors; hire and retain key executives and scientists; secure and enforce legal rights related to Enveric’s products, including patent protection; identify and pursue alternative routes to capture value from its research and development pipeline assets; continue as a going concern; and manage its future growth effectively.

Contacts

Investor Relations

Tiberend Strategic Advisors, Inc.

David Irish

(231) 632-0002

dirish@tiberend.com

Media Relations

Tiberend Strategic Advisors, Inc.

Casey McDonald

(646) 577-8520

cmcdonald@tiberend.com

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